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                                                                   EXHIBIT 10.37

December 18, 1995



The Patterson Bank
P. O. Drawer 15
Patterson, Ga. 31557

Dear Sirs:

On May 22, 1995 we received a letter of credit #PB020 in the principal sum of $198,000.00 with a current balance of $162,000.00.

Letter of Credit secured by Deed to Secure Debt dated 3/2/95 covering 6.041 acres of land in Land Lot 125 of the 8th Land
District of Ware County, georgia.

We hereby request that the above described collateral be released and that the following described collateral be substituted therefore:

Now Account #58271 9 in the current balance of $162,000.00

                              GENERAL MANUFACTURED HOUSING, INC.

                              By:[illegible] Secretary-Treasurer


The borrower's request is hereby accepted and the original collateral released and the above described collateral substituted therefore.

Dated   12/19/95              The Patterson Bank

                              By:  [illegible]